Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended
Issuer Free Writing Prospectus dated May 27, 2022
Relating to the Preliminary Prospectus dated May 27, 2022
Registration Statement File No. 333-265292

IMMiX BIOPHARMA

Novel Tissue-Specific Therapeutics (TSTx)™

Targeting Oncology & Immuno-Dysregulated Diseases

Forward Looking Statements

This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding Immix Biopharma, Inc.'s (the "Company") strategy, future operations, future financial position, projected costs, prospects, plans, and objectives of management, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "depends," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "target," "should," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation.

Free Writing Prospectus

This presentation is not an offer to sell, and is not seeking an offer to buy, any securities of Immix Biopharma, Inc. (the "Company"). The Company's securities may only be sold pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "SEC").

The Company has filed with the SEC a registration statement on Form S-1 (File No. 333-265292) including a preliminary prospectus for the offering to which this presentation relates, but such registration statement has not been declared effective. Before you invest, you should read the preliminary prospectus in that registration statement, including the "Risk Factors" set forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the preliminary prospectus may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by contacting ThinkEquity LLC at 17 State Street, New York, NY 10004 Attention: Prospectus Department; or by calling (877) 436-3673 or emailing prospectus@think-equity.com.

Offering Summary

IMMiX BIOPHARMA

Issuer	Immix Biopharma, Inc.
Listing/Symbol	NASDAQ/IMMX
Expected Offering Size	$5,000,000
Over-Allotment	15%
Use of Proceeds	• Fund additional patients enrolled into planned IMX-110 Phase 2a clinical trial in STS • Fund additional patients across various solid tumors enrolled into IMX-110 + tislelizumab Phase 1b combination trial • Working capital and general corporate purposes
Sole Book Runner	ThinkEquity

Company Overview

Pipeline

1. **IMX-110 lead candidate** in Phase 1b/2a advanced solid tumor clinical trials in US & AU
   - 14 patients treated to-date
   - **FDA Granted Orphan Drug Designation ("ODD")** in soft tissue sarcoma ("STS")
   - **FDA Granted Rare Pediatric Disease Designation ("RPDD")** in rhabdomyosarcoma
   - Being developed as a monotherapy
   - Planned: **1st line therapy** phase 2a in STS based on US/EU precedent trials
2. **IMX-110 + tislelizumab** (anti-PD-1) combination trial with corporate partners **Beigene/Novartis** already IND-enabled

Conducting IND-enabling studies in 2022 for:

3. **IMX-111** (colorectal cancer) and
4. **IMX-120** (inflammatory bowel disease, or IBD)

Platform & Technologies

- **SMAR$_X$T Tissue-Specific™ Platform**: already **produced 1 clinical + 2 preclinical drug candidates**

  3 Pillars: System-Tissue Biology Model, Physical Biochemistry Engine, Predictive Validation Framework
- **TME Normalization™ Technology** attacks all 3 components of the tumor micro-environment ("TME")
  - **1,200% increase in apoptotic cancer cell death vs. conventional therapies**
- **Immune Normalization™ Technology** attacks all 3 components of the abnormal, dysregulated immune synapse

Intellectual Property

- 15 patents and patent applications covering technology platform and drug candidates

Collaboration

BeiGene NOVARTIS

Scientific Advisory Board Member Institutions

HARVARD MEDICAL SCHOOL

Memorial Sloan Kettering Cancer Center

Stanford MEDICINE

UC San Diego SCHOOL OF MEDICINE

Select 2022 Developments (1/2)

IMX-110

ImmixBio IMX-110 Demonstrated Improved Survival Over U.S. Food and Drug Administration Approved Drug Trabectedin (sold as YONDELIS ® by Janssen, a Johnson & Johnson Company) in Connective Tissue Cancer Soft Tissue Sarcoma Mice Study

May 20, 2022 08:47 ET | Source: Immix Biopharma, Inc.


Percent Survival After One Cycle of Treatment At Day 22
75%
0%
IMX-110
Trabectedin (sold as YONDELIS ® by Janssen, a Johnson & Johnson Company)
IMMIX BIOPHARMA

Source: Immix Biopharma, Inc.

- One cycle of IMX-110 produced 75% survival vs. 0% survival for Trabectedin (sold as YONDELIS ® by Janssen, a Johnson & Johnson Company, a U.S. FDA approved drug)
- In a connective tissue cancer Soft Tissue Sarcoma (STS) mice study, IMX-110 was compared against approved drugs
- IMX-110 is in clinical development for STS, a $3 billion market expected to grow to $6.5 billion by 2030

IMX-110

ImmixBio Announces Positive IMX-110 Phase 1b/2a Interim Clinical Trial Safety Data Demonstrating 100% Completion o Planned Treatment Cycles

January 19, 2022 08:00 ET | Source: Immix Biopharma, Inc.


% Of Patients Who Completed Planned Treatment Cycles Without Drug-Related Interruptions
100%
43%
67%
IMX-110
Yondelis®/ trabectedin
Votrient®/ eribulin
IMMIX BIOPHARMA

Source: Immix Biopharma, Inc., Adapted from Demetri et al., 2016, and Schöffski et al., 2016

- 100% of patients treated with IMX-110 completed planned treatment cycles without drug-related interruptions in its ongoing Phase 1b/2a clinical trial
- IMX-110 is in clinical development as a monotherapy for soft tissue sarcoma (STS), a $3 billion market expected to grow to $6.5 billion by 2030

Select 2022 Developments (2/2)

IMX-110

ImmixBio IMX-110 Produced 50% Positive Response Rate in First-Line-Therapy-Resistant Cancer, Surpassing the Standard of Care in Mice Study

January 12, 2022 08:00 ET | Source: Immix Biopharma, Inc.



Best % Change from Baseline in Size of Tumor
50%
0%
(50%)
(100%)
+23%
(41%)
(32%)
Standard of Care Treatment Group: Entire Group Mean
iMX-110 Treatment Group: Responder Mean
iMX-110 Treatment Group: Entire Group Mean
IMMiX BIOPHARMA

- IMX-110 produced a 50% response rate after 1 cycle of treatment as a monotherapy in first-line-therapy-resistant cancer - soft tissue sarcoma (STS) mice study
- IMX-110 response rate surpassed standard of care doxorubicin's response rate of 0% after 1 cycle of treatment in the same study
- IMX-110 is in clinical development for STS, a $3 billion market expected to grow to $6.5 billion by 2030

IMX-110 + PD-1

IMX-110 + anti-PD-1 Combination Produced Extended Median Survival in Genetic Pancreatic Cancer Mouse Model, Bolstering Planned 2022 IMX-110 Combination Clinical Trial Rationale

January 25, 2022 10:15 ET | Source: Immix Biopharma, Inc.



Median Survival In Genetic (KPC) Pancreatic Cancer Mouse Model
63 days
Δ50%
42 days
iMX-110 + anti-PD-1
4-drug combination
2 chemotherapies (gemcitabine, nab-paclitaxel) and 2 immunotherapies (anti-PD-1, anti-CD40)
IMMiX BIOPHARMA
Source: Immix Biopharma, Inc., Adapted from Winograd, et al., 2015

- IMX-110 + anti-PD-1 produced 63-day median survival in a genetic (KPC) pancreatic cancer mouse model in which mice develop their own pancreatic cancer and have an intact immune system
- Historically, 42-days is the median survival produced by a 4-drug combination of 2 chemotherapies and 2 immunotherapies in the same genetic pancreatic cancer mouse model according to Winograd et al., 2015
- 2022 - plan to commence combination IMX-110 + BeiGene anti-PD-1 tislelizumab Phase 1b/2a clinical trial in advanced solid tumors

IMMiXBio™ SMARxT Tissue-Specific™ Platform: Proprietary Drug Candidate Generation System

IMMiX BIOPHARMA

3 Pillars

1. System-Tissue Biology Model Development
2. Purpose-Built Physical Biochemistry Engine
3. Predictive Validation Framework

Benefit

- Robust MOAs in Complex Pathologies
- Generate Actionable Drug Candidates
- Highly Predictive IND-Enabling Activities

TME Normalization™ Technology – SMAR$_X$T Tissue-Specific Platform Oncology Application

ImmixBio TSTx circulate harmlessly in the bloodstream → exit at porous tumor blood vessels → Delivering drug to all 3 components of the TME simultaneously, severing the critical lifelines between the tumor and its metabolic and structural support → Eliminating tumors and their support structures





Treg immune cell
Blood flow
3 Tumor core
Blood vessel
Fibrotic 'nest' of CAFs
1
2 TAM

TME:

1. Cancer-associated fibroblasts (CAFs);
2. Tumor-associated macrophages/immune cells (TAMs);
3. Cancer itself.



1
2
1
2

Source: Adapted from Krummel, et al. Understanding the tumor immune microenvironment (TIME) for effective therapy. Nat Med. 2018 May;24(5):541-550. doi: 10.1038/s41591-018-0014-x. Epub 2018 Apr 23 and Tee et al., doi 10.1039/c9cs00309f

IMMiXBio™ Pipeline

Next Trial Phase 2a

	Indication	Status: Preclinical / Phase 1 / Phase 2 / Phase 3 / Approval		Worldwide Rights
iMX-110 TME Normalization™ Technology	**Soft Tissue Sarcoma (STS)** (1)	Phase 1b/2a Ongoing	• **US FDA Orphan Drug Designation (ODD) for STS Granted** • **US FDA Rare Pediatric Disease Designation (RPDD) Granted** • Zero drug-related SAEs • CMC: 4 GMP batches manufactured to-date	IMMiX 
	Solid Tumors IMX-110 + Tislelizumab (anti-PD-1) (2)	IND-enabled — Collaboration: BeiGene, NOVARTIS		
iMX-111 TME Normalization Technology	**Colorectal Cancer** (3)	Preclinical	• Tissue Specific Biologic™ • Targeted biomarker GLUT1 overexpressed in stage 3/4 colorectal cancer and additional tumor types	IMMiX 
iMX-120 Immune Normalization™ Technology	**Inflammatory Bowel Disease** (4)	Preclinical	• Tissue Specific Biologic™ • 12-month end-to-end clinical trial leading to potential approval in multi billion-dollar indication	IMMiX 

PEG-PE

Poly-kinase inhibitor (Polyphenol curcuminoid complex, PCC)

Apoptosis inducer (PEG-PE doxorubicin complex)

Antibody targeting (ImmixBio Proprietary GLUT-1 scFv)

Effector molecules

Antibody targeting (ImmixBio Proprietary GLUT-1/confidential targets scFv)

BeiGene IMMiX BIOPHARMA NOVARTIS

Study Goal

- Demonstrate the potential for TSTx to be an integral component of combination therapies for a wide range of advanced solid tumors
- Rapid IMX-110 expansion into additional oncology indications

Combination Trial Design

- iMX-110 + tisleizumab (anti-PD-1)
- 30 patient Phase 1b study across advanced solid tumors

Joint Alliance Committee

- A Joint Alliance Committee consisting of members from ImmixBio & BeiGene will coordinate the clinical trial

Scientific Basis: IMX-110 turns "cold" tumors "hot" in genetic (KPC) mouse models of pancreatic cancer

- **IMX-110 + murine anti-PD-1 survival exceeded by exactly 50% a 4-drug combination (anti-PD-1/anti-CD40/nab-paclitaxel/gemcitabine) in a genetic pancreatic cancer (KPC) mouse model in the literature**



By eliminating immunosuppressive T-regulatory immune cells


iMX-110



enabling cytotoxic T-lymphocytes to enter the tumor


iMX-110



and eliminating tumor vascularization.


iMX-110

- As of June 2021, in China, tisleizumab has already been approved or granted conditional approved in 5 cancer indications, including non-squamous non-small cell lung cancer ("NSCLC"), squamous NSCLC, classical Hodgkin's lymphoma, Hepatocellular Carcinoma, and urothelial carcinoma

(Source: BeiGene Businesswire Press Release "China NMPA Approves Tislelizumab in Non-Small Cell Lung Cancer and Hepatocellular Carcinoma" Dated Jun 23, 2021)

IMX-110 Tissue-Specific Therapeutic™ with TME Normalization™ Technology

IMMiX BIOPHARMA

iMX-110 is a negatively-charged Tissue-Specific Therapeutic™ built on our TME Normalization™ Technology encapsulating a synergistic 5:1 ratio of poly-kinase inhibitor (polyphenol curcuminoid complex, or PCC) and apoptosis inducer (PEG-PE doxorubicin complex) delivered deep into the TME.

iMX-110



=PEG-PE
=DOX
=CUR

14-16nm diameter



IgG Antibody: 10-15nm diameter

01

iMX-110: First Oncology Micelle to achieve "small molecule penetration"

12nm Diameter Nanoparticles Demonstrate Superior Mouse Tissue Penetration (vs. 60nm, 125nm)



Penetration depth
12nm
60nm
125nm
intensity (a.u.)
600
200
-200
0
40
80
distance from vessel (µm)
120min 12nm
120min 60nm
120min 125nm
HD = 12nm
HD = 60nm
HD = 125nm

(Adapted from Popovic et al, 2010)

02

Electrostatic charge attracts to tumor like a magnet

Micellular DOX (<40nm) Selectively Accumulates in Mouse Tumor vs. Free DOX



(g)
% of dose / g organ
Time (h)
Micellular DOX
Free DOX

"Biodistribution analysis revealed that the physically entrapped micellar ADR accumulated at tumor sites in a highly selective manner"

(Adapted from Yokoyama et al, 1999)

03

Resulting in 1,200% increase in apoptosis (tumor cell death) vs. conventional therapies

Caspase 3/7 Increase (%) vs. Control (empty micelle) as an indicator of tumor apoptosis, after 24h



1,200% increase
1%
15%
35%
53%
181%
Control
Free DOX
DOX micelles
CUR micelles
iMX-110

3D Spheroid Glioblastoma U87MG cells were treated with 0.1 µM DOX and 20 µM CUR in micellar formulations for 24 h, followed by the Apo-ONE Homogeneous Caspase-3/7 Assay. Results were normalized against the control group and presented as mean ± SD.

(Adapted from Sarisozen et al, 2016)

Source: Adapted from: Popovic et al, A nanoparticle size series for in vivo fluorescence imaging. Angew Chem Int Ed Engl. 2010 Nov 8; 49(46): 8649–8652. https://dx.doi.org/10.1002%2Fanie.201003142; M Yokoyama, T Okano, Y Sakurai, S Fukushima, K Okamoto, K Kataoka. Selective delivery of adriamycin to a solid tumor using a polymeric micelle carrier system. https://doi.org/10.3109/10611869909085500; Sarisozen et. al. (2016 - https://doi.org/10.1016/j.ejpb.2016.08.013).

IMX-110 1b/2a Data:
Tumor Shrinkage in 75% of Heavily Pretreated Soft Tissue Sarcoma Patients

Soft Tissue Sarcoma | iMX-110 Monotherapy

% Change in Target Lesion Size from Baseline



Baseline
Week 8
Week 16
Week 24
100%
80%
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
(100%)
Progressive Disease (PD) Threshold
Partial Response (PR) Threshold
2 Month PFS
5th line therapy
4 Month PFS
9th line therapy
4 Month PFS
(6 month radiological PFS)
4th line therapy
6 Month PFS
14th line therapy
31cm tumor diameter across 5 target lesions
Patient Indication | Dose
Soft Tissue Sarcoma | 8.4
Soft Tissue Sarcoma | 10.4
Soft Tissue Sarcoma | 10.4
Soft Tissue Sarcoma | 9.6
iMX-110

Best % Change from Baseline in Size of Target Lesions



26%
-10%
-17%
-18%
Dosing Schedule

Non-Sarcoma Cancers | iMX-110 Monotherapy

% Change in Target Lesion Size from Baseline



Baseline
Week 8
Week 16
Week 24
Week 32
Wk 40
100%
80%
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
(100%)
Compassionate Use
PD Threshold
Colorectal | 5.0
PR Threshold
4 Month PFS
Colorectal
14th line therapy
PD Threshold
PR Threshold
Patient Indication | Dose
Nasopharyngeal | 3.4
Colorectal | 5.0
Breast | 10.4
Colorectal | 1.4
iMX-110

Source: Immix Biopharma, Inc. ImmixBio has evaluable data for the 8 patients as of October 2021 (out of n=14, the remaining 6 did not complete any tumor measurements after enrollment scan). All 8 evaluable patients have discontinued treatment. "Heavily Pretreated" refers to 3-13 lines of therapy. Dose on far right for each patient expressed in mg/m².

Our Market Opportunity

Oncology

(Soft tissue sarcoma, colorectal cancer)



$33.4bn combined
$0.9bn combined

Annual Drug Sales (US$ billion)	Keytruda®/ pembrolizumab	Opdivo®/ nivolumab	Avastin®/ bevacizumab	Cyramza®/ ramucirumab	Halaven®/ pazopanib	Votrient®/ eribulin	Yondelis®/ trabectedin
Company	MERCK	Bristol Myers Squibb	Roche	Lilly	NOVARTIS	Eisai	J&J

Source: Eisai FY2021 Financial Results Presentation, Novartis 2021 Annual Report, 2021 Merck Financial Results, 2021 Bristol Meyers Squibb Financial Results, Roche 2020 Investor Update, Eli Lilly 2021 Financial Results, Abbvie 2021 Financial Results, Johnson & Johnson 2021 Full Year Results, Takeda Annual Securities Report

IMX-110 Opportunity: Soft Tissue Sarcoma – Remains An Unmet Medical Need

IMMiX BIOPHARMA

Select Approved Therapies & Clinical Trials in Soft Tissue Sarcoma



mPFS (months)
6
5
4
3
2
1
0
Judson DOX '14
Pazopanib
NOVARTIS
gsk
MERCK
Pembrolizumab
Bristol Myers Squibb
Nivolumab + Ipilimumab
Chawla DOX '15
Lorigan DOX '07
Eisai
Eribulin
Bristol Myers Squibb
Nivolumab
0%
20%
40%
60%
80%
100%
% Of Patients With ≥ 3 Lines Of Treatment Prior to Therapy

Note: mPFS is Median Progression Free Survival. Dollar amounts are annual drug sales. Adapted from: Lorigan et al. Phase III trial of two investigational schedules of ifosfamide compared with standard-dose doxorubicin in advanced or metastatic soft tissue sarcoma: a European Organisation for Research and Treatment of Cancer Soft Tissue and Bone Sarcoma Group Study. J Clin Oncol. 2007 Jul 20;25(21):3144-50. doi: 10.1200/JCO.2006.09.7717. Judson et al. Doxorubicin alone versus intensified doxorubicin plus ifosfamide for first-line treatment of advanced or metastatic soft-tissue sarcoma: a randomised controlled phase 3 trial. Lancet Oncol. 2014 Apr;15(4):415-23. doi: 10.1016/S1470-2045(14)70063-4. Chawla et al. First-Line Aldoxorubicin vs Doxorubicin in Metastatic or Locally Advanced Unresectable Soft-Tissue Sarcoma: A Phase 2b Randomized Clinical Trial. JAMA Oncol. 2015 Dec;1(9):1272-80. doi: 10.1001/jamaoncol.2015.3101. Tawbi et al. Pembrolizumab in advanced soft-tissue sarcoma and bone sarcoma (SARC028): a multicentre, two-cohort, single-arm, open-label, phase 2 trial. Lancet Oncol. 2017 Nov;18(11):1493-1501. doi: 10.1016/S1470-2045(17)30624-1. D'Angelo et al. Nivolumab with or without ipilimumab treatment for metastatic sarcoma (Alliance A091401): two open-label, non-comparative, randomised, phase 2 trials. Lancet Oncol. 2018 Mar;19(3):416-426. doi: 10.1016/S1470-2045(18)30006-8. Schöffski et al. Eribulin versus dacarbazine in previously treated patients with advanced liposarcoma or leiomyosarcoma: a randomised, open-label, multicentre, phase 3 trial. Lancet. 2016 Apr 16;387(10028):1629-37. doi: 10.1016/S0140-6736(15)01283-0. D'Angelo et al. Pilot study of NKTR214 and nivolumab in patients with sarcomas. Journal of Clinical Oncology 2019 37:15_suppl, 11010-11010. DOI: 10.1200/JCO.2019.37.15_suppl.11010. van der Graaf et al. Pazopanib for metastatic soft-tissue sarcoma (PALETTE): a randomised, double-blind, placebo-controlled phase 3 trial. Lancet. 2012 May 19;379(9829):1879-86. doi: 10.1016/S0140-6736(12)60651-5. Epub 2012 May 16.

Drugs Used To Treat Soft Tissue Sarcoma

STS Sub-Indication	1st Line	2nd Line	3rd Line
Leiomyosarcoma	single-agent doxorubicin (generic)	Gemcitabine docetaxel (generic)	Trabectedin (2015)
Liposarcoma	doxorubicin and ifosfamide (generic)	Trabectedin (2015)	Eribulin (2010)
Undifferentiated Pleomorphic Sarcoma	liposomal doxorubicin (generic, 1995)	Gemcitabine + docetaxel (generic)	Pazopanib (2009)

(Adapted From In et al, 2017)

Disease Control @ 2 mos	68%	62%	58%
Median Progression Free Survival	2.7 months	4.2 months	2.6 months
Dose Interruptions due to Toxicity	?	57%	33%
Drug-Related SAEs	18%	13%	8%
Overall Response Rate	0%	10% (0% CR)	4% (0% CR)
	Doxorubicin (Chawla et al, 2015)	Trabectedin (Demetri et al, 2015)	Eribulin (Schöffski et al, 2016)

Note: CR is Complete Response. Adapted from: Chawla et al. First-Line Aldoxorubicin vs Doxorubicin in Metastatic or Locally Advanced Unresectable Soft-Tissue Sarcoma: A Phase 2b Randomized Clinical Trial. JAMA Oncol. 2015 Dec;1(9):1272-80. doi: 10.1001/jamaoncol.2015.3101. Demetri et al, Efficacy and Safety of Trabectedin or Dacarbazine for Metastatic Liposarcoma or Leiomyosarcoma After Failure of Conventional Chemotherapy: Results of a Phase III Randomized Multicenter Clinical Trial. J Clin Oncol. 2016 Mar 10;34(8):786-93. doi: 10.1200/JCO.2015.62.4734. Epub 2015 Sep 14. Schöffski et al. Eribulin versus dacarbazine in previously treated patients with advanced liposarcoma or leiomyosarcoma: a randomised, open-label, multicentre, phase 3 trial. Lancet. 2016 Apr 16;387(10028):1629-37. doi: 10.1016/S0140-6736(15)01283-0. In et al, Treatment of advanced, metastatic soft tissue sarcoma: latest evidence and clinical considerations. Ther Adv Med Oncol. 2017 Aug;9(8):533-550. doi: 10.1177/1758834017712963. Epub 2017 Jun 15.

IMX-110 Clinical Data: 4-month mPFS in Late Stage Sarcoma, Well Tolerated

IMX-110 Median Progression Free Survival in Late Stage STS



mPFS (months)
6
5
4 months
3
2
1
0
IMMiX
iMX-110
4 month mPFS across 100% heavily pre-treated soft tissue sarcoma patients
0%
20%
40%
60%
80%
100%
% Of Patients With ≥ 3 Lines Of Treatment Prior to Therapy

(note: IMMIX n=4)

ImmixBio iMX-110 Clinical Trial

STS Sub-Indication	Median 7th Line (4-14th Line)	14th Line Patient
Leiomyosarcoma		
Liposarcoma		
Undifferentiated Pleomorphic Sarcoma	iMX-110	iMX-110
Disease Control @ 2 mos	100%	100%
Median Progression Free Survival	4 months	6 months
Dose Interruptions due to Toxicity	0%	0%
Drug-Related SAEs	0%	0%
Overall Response Rate	0%	0%
	iMX-110 (ImmixBio Unpublished)	iMX-110 (ImmixBio Unpublished)

IMX-110: Direct Path To 1st Line Therapy in STS – Clinical Trial Plan

IMMiX BIOPHARMA

	Trial			Status
iMX-110 Monotherapy	**Phase 1b iMX-110** Ongoing	Relapsed/refractory advanced solid tumors →	iMX-110 Establish MTD / RP2D	Ongoing
	Phase 2a iMX-110 30 patients	**1st Line Therapy Advanced STS** →	iMX-110 at RP2D	
	End of Phase 2a			
iMX-110 + tislelizumab (anti-PD-1) combination	**Phase 1b iMX-110 + tislelizumab (anti-PD-1)** 30 patients	Relapsed/refractory advanced solid tumors →	iMX-110 + tislelizumab Establish MTD / RP2D	

BeiGene NOVARTIS

IMX-111: GLUT1 Biomarker-targeted for Colorectal Cancer

iMX-111 is a Tissue-Specific Biologic™ built on our TME Normalization™ Technology with proprietary GLUT1 antibody biomarker targeting facilitating preferential accumulation in glucose-consuming cancer cells such as colorectal cancer.

iMX-111


ImmixBio Proprietary GLUT-1 scFv antibody
=PEG-PE
=DOX
=CUR

17-23nm diameter



IgG Antibody: 10-15nm diameter

01

iMX-111's GLUT1 target is overexpressed on Colorectal and other cancers

Percentage of tumors with increased GLUT1 expression compared to non-tumorous tissue

(Adapted from Amann, 2009)


Brain (glia cell) 100%
Esophagus 100%
Colon/rectum 92%
Ovarian 86%
Stomach 86%
Bile duct 81%
Lung 76%
Endometrium 72%
Breast 71%

02

GLUT1 is associated with poor prognosis in colorectal cancer

Overexpression of GLUT1 Associated With Stage 3/4 Colorectal Cancer (Shen, 2011)


Relative Value of GLUT1 Expression in colorectal cancer
I+II
III+IV
Colorectal Cancer Stage

Healthy Normal Colon No/ Light GLUT1 Staining



Colorectal Carcinoma Heavy GLUT1 Staining

(Adapted from Haber, 1998)

03

100% survival @ 24 days vs. 0% control survival in colorectal cancer xenograft model

HCT-116 CRC Xenograft Model: Survival Curve


PBS - Control
iMX-111
% Survival
100
80
60
40
20
0
Dosing Schedule
iMX-111
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42
Days After Initial Treatment (Adapted from Abouzeid et al, 2013)

Source: Adapted from Abouzeid, et. al. Anti-cancer activity of anti-GLUT1 antibody targeted polymeric micelles co-loaded with curcumin and doxorubicin (2013 - https://doi.org/10.3109/1061186x.2013.840639); Shen, et al. Overexpression of GLUT1 in colorectal cancer is independently associated with poor prognosis. Int J Biol Markers. Jul-Sep 2011;26(3):166-72. doi: 10.5301/JBM.2011.8550. Epub 2011 Jul 22. Amman, et al. GLUT1 as a therapeutic target in hepatocellular carcinoma. Expert Opin Ther Targets. 2009 Dec;13(12):1411-27. doi: 10.1517/14728220903307509; Haber, et al. GLUT1 Glucose Transporter Expression in Colorectal Carcinoma: A Marker for Poor Prognosis. Cancer. 1998 Jul 1;83(1):34-40. doi: 10.1002/(sici)1097-0142(19980701)83:1<34::aid-cncr5>3.0.co;2-e.

IMX-120 GLUT1 Biomarker-targeted for Inflammatory Bowel Disease

iMX-120 is a Tissue-Specific Biologic™ with Immune Normalization Technology encapsulating anti-inflammatory poly-kinase inhibitors (polyphenols) with proprietary targeting (GLUT1/ confidential targets) selectively silencing disease-causing inflammatory bowel immune cells.

iMX-120



ImmixBio Proprietary GLUT-1/ confidential target scFv antibody
=PEG-PE
Effector molecules

17-23nm diameter

"fistulas are a very disabling manifestation and source of morbidity for Crohn's disease (CD) patients...the cumulative incidence of perianal fistulas in CD range from 23% to 38% ... treatment of perianal CD requires a combined surgical and medical approach"

(Adapted from Marzo et al, 2015)

01

iMX-120 effector polyphenols have shown promise in IBD clinical studies

Ulcerative Colitis

Oral Curcumin + SOC Produced Responses & Remissions Far Exceeding SOC Alone (n=50)



Curcumin + Mesalamine ("Curcumin")
Mesalamine Alone ("Placebo")
65%
13%
54%
0%
45%
0%
36%
0%
Response wk 4
Remission wk 4
Endoscopic response wk 4
Endoscopic remission wk 4

(Adapted from Lang et al, 2015)

Crohn's Disease

Oral Curcumin vs Placebo Produced Remissions (n=30)



Theracurmin
Placebo
35%
0%
4 week clinical remission rate

(Adapted from Sugimoto et al, 2020)

02

GLUT1/ confidential targeting, selectively silencing disease-causing IBD immune cells

iMX-120 targeting halts pro-inflammatory immune effects



Gut epithelium
HIV
Glucose
Glut1
Glutamine
GLUTAMINOLYSIS
Glycolytic-M1
GLYCOLYSIS
(mTOR, HIF-1α)
ROS
ATP
ATP
EVs
CD4 T cell
Glycolytic
ROS-HIF-1α
Glucose
Lactate
Pro-inflammatory cytokines, lipids & metabolites
Recruited Warburg-like monocytes and T cells

Model showing potential inflammatory and immunometabolic consequences of gut barrier dysfunction

(Adapted from Alzahrani et al, 2019)

GLUT1 inhibition significantly reduces IBD/ bowel inflammation in mouse models



Knockout
Inhibition
Wild-Type CD4
Glut1
IBD
GvHD
Glucose
Glycolysis
mTOR
Growth
Proliferation
Teff function
Inflammation score
PBS
m-CPPD
MSU
PBS
iGLUT1 10mg/kg

(Adapted from Macintyre et al, 2014)

(Adapted from Renaudin et al, 2020)

Source: Adapted from Marzo et al, Management of perianal fistulas in Crohn's disease: An up to-date review. World J Gastroenterol. 2015 Feb 7; 21(5): 1394–1403. doi: 10.3748/wjg.v21.i5.1394; Lang et al, Curcumin in Combination With Mesalamine Induces Remission in Patients With Mild-to-Moderate Ulcerative Colitis in a Randomized Controlled Trial. Clin Gastroenterol Hepatol. 2015 Aug;13(8):1444-9.e1. doi: 10.1016/j.cgh.2015.02.019. Epub 2015 Feb 24; Sugimoto et al, Highly Bioavailable Curcumin Derivative Ameliorates Crohn's Disease Symptoms: A Randomized, Double-Blind, Multicenter Study. J Crohns Colitis. 2020 May 15. doi: 10.1093/ecco-jcc/jjaa097; Alzahrani et al, Inflammatory and immunometabolic consequences of gut dysfunction in HIV: Parallels with IBD and implications for reservoir persistence andnon-AIDS comorbidities. Lancet EBioMedicine. 2019 Aug;46:522-531. doi: 10.1016/j.ebiom.2019.07.027; Renaudin et al, Gout and pseudo-gout-related crystals promote GLUT1-mediated glycolysis that governs NLRP3 and interleukin-1β activation on macrophages. Ann Rheum Dis. 2020 Nov;79(11):1506-1514. doi: 10.1136/annrheumdis-2020-217342. Epub 2020 Jul 22; Macintyre et al, The Glucose Transporter Glut1 Is Selectively Essential for CD4 T Cell Activation and Effector Function. Cell Metab. 2014 Jul 1;20(1):61-72. doi: 10.1016/j.cmet.2014.05.004. Epub 2014 Jun 12.

Leadership/Directors

Select Leadership



Ilya Rachman, MD, PhD
Founder & Chief Executive Officer

- Physician/scientist, co-founded ImmixBio after serving as a clinical investigator for GlaxoSmithKline registrational clinical trials (TRELEGY® ELLIPTA®) and Eli Lilly post-approval clinical trials

Cedars Sinai | UCLA Health | UIC College of Medicine (University of Illinois at Chicago)



Gabriel Morris, BA
Chief Financial Officer

- >10 years at Goldman Sachs and other global banks leading mergers & acquisitions, entrepreneur, published research

Columbia University in the City of New York | ZAP | Goldman Sachs



Graham Ross, MBChB, FFPM
Chief Medical Officer

- >20 years in clinical drug development, leading clinical trials for pertuzumab (PERJETA®) and leading the clinical filing team for atezolizumab (TECENTRIQ®) at Roche

Roche | AstraZeneca | gsk

Select Board of Directors Members



Jane Buchan, PhD
CEO,
Martlet Asset Management

- Co-founder & former CEO of PAAMCO, now KKR Prisma, asset manager with $32 billion in assets under management

Martlet | KKR Prisma | J.P.Morgan



Jason Hsu, PhD
Founder & Chairman,
Rayliant Global Advisors

- *Institutional Investor* Magazine
- 20 Rising Stars of Hedge Funds

Rayliant | research affiliates

Institutional Investors

Mesa Verde Venture Partners™

Intellectual Property

We possess a global patent portfolio wholly owned by us

IMMIX BIOPHARMA

Our Global Intellectual Property is 100% owned

Jurisdiction	Status	Number	Title	Expected Expiration Date	Type of Patent Protection
United States	**Patent**	**9,833,508**	**Cancer therapeutics**	**03/15/2033**	**Methods of treatment**
United States	Pending	16/789,401	Methods and related compositions for the treatment of cancer	03/15/2033	Compositions and methods of treatment
France	**Patent**	**13760370.0**	**Micelles ciblant le Glut-1 et comprenant de la curcumine (Glut-1 targeted and curcumin loaded micelles)**	**03/15/2033**	**Compositions**
Germany	**Patent**	**13760370.0**	**Glut-1 zielgerichtete und mit Kurkumin beladene Mizellen (Glut-1 targeted and curcumin loaded micelles)**	**03/15/2033**	**Compositions**
United Kingdom	**Patent**	**13760370.0**	**Glut-1 targeted and curcumin loaded micelles**	**03/15/2033**	**Compositions**
China	Pending	201680069854.2	用于治疗癌症的放大和相关组合物 (Methods and related compositions for the treatment of cancer)	10/21/2036	Compositions, methods and use
France	**Patent**	**16858309.4**	**Méthodes et compositions associées pour le traitement du cancer (methods and related compositions for the treatment of cancer)**	**10/21/2036**	**Compositions**
Germany	**Patent**	**16858309.4**	**Verfahren und verwandte zusammensetzungen zur behandlung von krebs (Methods and related compositions for the treatment of cancer)**	**10/21/2036**	**Compositions**
United Kingdom	**Patent**	**16858309.4**	**Methods and related compositions for the treatment of cancer**	**10/21/2036**	**Compositions**

- Potential additional protections/7-year US market exclusivity for IMX-110 per FDA Granted Orphan Drug Designation (“ODD”) in soft tissue sarcoma (“STS”)

Timeline & Milestones

IMMiX BIOPHARMA

2022

2023

2 CLINICAL TRIALS: ROLLING DATA READOUTS 2022-2023

Clinical

IMX-110
Continue enrolling patients in ongoing Phase 1b/2a study

IMX-110
Initiated GMP Manufacturing for Phase 2a

IMX-110
Add Phase 2a clinical sites

IMX-110
Begin: Phase 2a STS study

IMX-110 + tislelizumab Begin:
Phase 1b solid tumors study

IMX-110 Monotherapy
Phase 2a

IMX-110 + tislelizumab
Phase 1b IMX-110 + PD-1

IMX-111
File IND (Solid tumors)

IMX-120
File IND (IBD)

Preclinical

IMX-110
Ongoing Preclinical Studies (STS)

IMX-111
Complete Preclinical Study (CRC)

IMX-111
Commence IND Enabling Studies (CRC)

IMX-120
Commence IND Enabling Studies (IBD)

IMX-120
Complete Preclinical Study (IBD)

IMX-111
Complete IND Enabling Studies (CRC)

IMX-120
Complete IND Enabling Studies (IBD)

Pre Offering Capitalization Table

	Shares
Common Stock	13,885,004
Options (WAEP: $1.57)	1,332,234
Warrants (WAEP: $4.11)	397,500
Fully Diluted Common Shares Outstanding	15,614,738

as of May 20, 2022

Investment Highlights

IMMiX BIOPHARMA

Pipeline

1. **IMX-110 lead candidate** in Phase 1b/2a advanced solid tumor clinical trials in US & AU
   - 14 patients treated to-date
   - **FDA Granted Orphan Drug Designation ("ODD")** in soft tissue sarcoma ("STS")
   - **FDA Granted Rare Pediatric Disease Designation ("RPDD")** in rhabdomyosarcoma
   - Being developed as a monotherapy
   - Planned: **1st line therapy** phase 2a in STS based on US/EU precedent trials
2. **IMX-110 + tislelizumab** (anti-PD-1) combination trial with corporate partners **Beigene/Novartis** already IND-enabled

Conducting IND-enabling studies in 2022 for:

3. **IMX-111** (colorectal cancer) and
4. **IMX-120** (inflammatory bowel disease, or IBD)

Platform & Technologies

- **SMAR$_X$T Tissue-Specific™ Platform**: already **produced 1 clinical + 2 preclinical drug candidates**

  3 Pillars: System-Tissue Biology Model, Physical Biochemistry Engine, Predictive Validation Framework
- **TME Normalization™ Technology** attacks all 3 components of the tumor micro-environment ("TME")
  - **1,200% increase in apoptotic cancer cell death vs. conventional therapies**
- **Immune Normalization™ Technology** attacks all 3 components of the abnormal, dysregulated immune synapse

Collaboration

BeiGene NOVARTIS

Scientific Advisory Board Member Institutions

HARVARD MEDICAL SCHOOL | Memorial Sloan Kettering Cancer Center | Stanford MEDICINE | UC San Diego SCHOOL OF MEDICINE

IMMiX BIOPHARMA

Novel Tissue-Specific Therapeutics (TSTx)™

Targeting Oncology & Immuno-Dysregulated diseases

Appendix

Unparalleled Team in Practice & at Leading Academic Centers

IMMiX BIOPHARMA

Leadership



Ilya Rachman, MD, PhD
Founder & CEO

- Physician/scientist, co-founded ImmixBio after serving as a clinical investigator for GlaxoSmithKline registrational clinical trials (TRELEGY® ELLIPTA®) and Eli Lilly post-approval clinical trials



Prof. Vladimir Torchilin, Ph.D, D.Sc., MSE
Scientific Co-founder

- Head of Nanomedicine at Northeastern University & former Head of Chemistry Mass General Hospital/Harvard Medical School
- Co-authored >400 papers / >75,000 citations



Gabriel Morris, BA
CFO

- >10 years at Goldman Sachs and other global banks leading mergers & acquisitions, entrepreneur, published research



Graham Ross, MBChB, FFPM
CMO & Head of Clinical Development

- >20 years in clinical drug development, leading clinical trials for pertuzumab (PERJETA®) and leading the clinical filing team for atezolizumab (TECENTRIQ®) at Roche

Clinical Advisory Board



Larry Norton, MD

- SVP, Office of the President
- Medical Director, Evelyn H. Lauder Breast Center, Memorial Sloan Kettering Cancer Center



Sant Chawla, MD

- Founder, Sarcoma Oncology Research Center



Razelle Kurzrock, MD

- Chief, Oncology/ Hematology at UCSD School of Medicine



Galit Lahav, PhD

- Chair, Department of Systems Biology at Harvard Medical School



Gary Schiller, MD

- UCLA Professor of Oncology



George Sledge, MD

- Professor, former Chief, Oncology Division, Stanford Medicine

Institutional Investors

MESA VERDE VENTURE PARTNERS™

ImmixBio Clinical Trials In-Progress and Planned

Treatment Line	Candidate	ImmixBio Trial	Trial Status	Estimated Patients (US)	Standard of Care (SOC)	Medical Need	Potential Expansion Indications
Oncology							
Second/Third Line Advanced Solid Tumors	IMX-110 monotherapy	Phase 1b/2a Ongoing[1]	Enrolling Patients	Incidence (STS): 13,000 Prevalence (STS): 160,000	Conventional doxorubicin	Current first-line SOC produces 0% response rate, 2.7 month mPFS, 18% drug-related SAEs	Pancreatic, Breast, Ovarian Cancer
First Line Soft Tissue Sarcoma (STS)	IMX-110 monotherapy	Phase 2a planned	First patient to be dosed 2022				
Second/Third Line Advanced Solid Tumors	IMX-110 + tislelizumab (anti-PD-1)	Phase 1b planned	First patient to be dosed 2022	All solid tumors	Various	TSTx + anti-PD-1 could expand population of patients experiencing extended remissions	Various Solid Tumors
Second/Third Line Advanced Solid Tumors	IMX-111 monotherapy	Phase 1b planned	First patient to be dosed 2023	Incidence (colorectal): 149,500	Various clinical trials	Stage 4 colorectal cancer: 5-year survival rate 14.7%	Glioblastoma Various Cancers
Immuno-dysregulated diseases							
Second/Third Line Inflammatory Bowel Disease (IBD)	IMX-120 monotherapy	Phase 1b planned	First patient to be dosed 2023	Prevalence (IBD): 2,000,000	Humira / Stelara / Entyvio	17%/16%/17% clinical remission rate at week 8 (vs. placebo of 9%/5%/5%), respectively	Psoriasis Rheumatoid Arthritis Osteoarthritis

(1) NCT03382340

iMX-120 Opportunity: Inflammatory Bowel Disease (IBD) Market

IMMiX BIOPHARMA

Treatment Arm

Placebo

Company

Clinical Remission Rate at Wk 8

Moderate-to-severe ulcerative colitis (who received concurrent treatment with oral corticosteroids or immunosuppressants)


16.5%
9.3%

Humira®/adalimumab vs. placebo

abbvie

Clinical Remission Rate at Wk 8

Moderate-to-severe ulcerative colitis


15.6%
5.3%

Stelara®/ustekinumab vs. placebo

Johnson & Johnson

Clinical Remission Rate at Wk 6

Moderately to severely active ulcerative colitis


17%
5%

Entyvio®/vedolizumab vs. placebo

Takeda

Sources: Adapted from Sandborn et al., 2012, Sands et al., 2019, FDA Entyvio® Prescribing Label

iMX-110 Induces Apoptosis while Blocking Multiple Escape Pathways in Tumors



Upregulation in Cancer
iMX-110 DNA Damage
iMX-110 Downregulation
iMX-110 Upregulation
Notch
PI3K
Jak
STAT3
ICN
iMX-111 Targets GLUT1, Disperses Throughout Cell
AKT
NFKB
Hes1
BCL-xL
COX2
BCL2
Caspase 3
Caspase 9
c-myc
Survivin
Apoptosis / Cell Death
p53

Adapted from: Stan, S. D. et al. Nat. Rev. Gastroenterol. Hepatol. 7, 347–356 (2010); published online 4 May 2010. http://www.nature.com/doifinder/10.1038/nrgastro.2010.61

iMX-110 Colorectal Preclinical Xenograft Mouse Model: Immix Biopharma Therapies Produce Rare Tumor Shrinkage/Stability

… And Effective in HCT-116 Colorectal Cancer Cell Line Which Is Not Typically Treated With Doxorubicin

HCT-116 Xenograft Model: Tumor Volume & Survival Curve after 14 day treatment (7 injections)



PBS - Control
iMX-110
1600
1200
800
400
0
Dosing Stop
iMX-110
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26
Days After Initial Treatment
120
80
40
0
iMX-110
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42
Days After Initial Treatment

Tumor inhibition studies of various micellar formulations. Female nude (NU/NU) mice bearing 250mm³ HCT-116 tumors were treated every 2 d starting at day 0 (7 total tail vein injections, arrows correspond to injection days) at a dose of 4 mg/kg CUR and 0.4 mg/kg DOX. N = 6 with SEM. Empty micelle dose was equivalent to the amount of lipid from the drug-loaded micelle groups. A – Tumor volume. B – Survival curve, survival was determined when the tumor reached 1000mm³ (Adapted From Abouzeid et al, 2013)

Adapted from: Abouzeid, et. al. Anti-cancer activity of anti-GLUT1 antibody targeted polymeric micelles co-loaded with curcumin and doxorubicin (2013 - https://doi.org/10.3109/1061186x.2013.840639); Abouzeid et al, Nanotechnology-based treatment for chemotherapy-resistant breast cancer. SPIE 9166, Biosensing and Nanomedicine VII, 916606 (27 August 2014); doi: 10.1117/12.2064660. Measurements ± SD.

iMX-110 Pancreatic Preclinical KPC Mouse Model: (iMX-110 + PD-1) Outperforms (Gem + Pac + PD-1 + CD-40)

IMMiX BIOPHARMA

Median Survival Comparison Pdx1-Cre (KPC mice) Panc Model


mOS (Days)
IMMiX iMX-110 + PD-1
63
Δ50%
Perelman School of Medicine University of Pennsylvania
CD40/G/nP + PD-1
42

Pancreatic Pdx1-Cre (KPC mice) Model – iMX-110 + PD-1 Combination

IMMiX Immix Biopharma Unpublished Data


KPC Mice Survival (90 Days)
iMX-110 + PD-1 (n=3)
120
80
40
0
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100
Days from Enrollment
Dosing Schedule
iMX-110
aPD-1

Perelman Winograd et al; Cancer Immunol Res. 2015 Apr;3(4):399-411.


KPC Mice Survival (90 Days)
Isotype Alone (n=6-8)
PD-1 alone (n=6-8)
CD40/G/nP (n=6-8)
CD40/G/nP + PD-1 (n=6-8)
120
80
40
0
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100
Days from Enrollment
Dosing Schedule
Gemcitabine (G)
nab-Paclitaxel (nP)
aPD-1
aCD40

Individual Mice – Luciferase activity (tumor growth) activity

Mouse A 1663 (pdx1-Cre)



iMX-110 + PD-1

Mouse B 1689 (p48-Cre)



iMX-110 + PD-1

Tumor Frequency


IMMiX iMX-110 (n=3)
100%
Perelman
All Mice
100%

Source/Adapted from: Immix Biopharma, Inc. Winograd et al. Induction of T-cell Immunity Overcomes Complete Resistance to PD-1 and CTLA-4 Blockade and Improves Survival in Pancreatic Carcinoma. Cancer Immunol Res..2015 Apr;3(4):399-411. doi: 10.1158/2326-6066.CIR-14-0215. Epub 2015 Feb 12.
Immix Biopharma Dosing: IMX-110 dosed based on doxorubicin at 1.5 mg/kg, aPD-1 (RMP1-14; BioXcell) 100µg/dose
Winograd, et al Dosing: gemcitabine (Eli Lilly) 120 mg/kg, nab-paclitaxel (Sigma) 108 mg/kg, aCD40 (FGK45; BioXcell) 100µg/dose, aPD-1 (RMP1-14; BioXcell) 200µg/dose

iMX-111 TNBC Breast & Colorectal Preclinical Xenograft Mouse Model: Immix Biopharma Therapies Produce Rare Tumor Shrinkage/Stability

Effective in Doxorubicin resistant MDA-MB-231 TNBC Breast Cancer Cell Line...

MDA-MB-231 Xenograft Model: Tumor Volume dfter 7 injections


PBS - Control
GLUT1-CUR+DOX Micelles
Dosing Stop
iMX-111
250
200
150
100
50
0
12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52
Dosing Schedule
iMX-110

Tumor inhibition studies of various micellar formulations. Nude mice bearing ~150 mm³ MDA-MB-231 tumors were treated every 2 days starting at Day 20 except last injection administered at day 33 (7 total IV injections) at a dose of 6 mg/kg CUR and 1 mg/kg DOX. N≥6 with SEM (Adapted from Abouzeid et al, 2014).

... And Effective in HCT-116 Colorectal Cancer Cell Line Which Is Not Typically Treated With Doxorubicin

HCT-116 Xenograft Model: Tumor Volume & Survival Curve after 14 day treatment (7 injections)


PBS - Control
GLUT1-CUR+DOX Micelles
Dosing Stop
iMX-111
1400
1200
1000
800
600
400
200
0
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26
Days After Initial Treatment
100
80
60
40
20
0
iMX-111
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42
Days After Initial Treatment

Tumor inhibition studies of various micellar formulations. Female nude (NU/NU) mice bearing 250mm³ HCT-116 tumors were treated every 2 d starting at day 0 (7 total tail vein injections, arrows correspond to injection days) at a dose of 4 mg/kg CUR and 0.4 mg/kg DOX. N = 6 with SEM. Empty micelle dose was equivalent to the amount of lipid from the drug-loaded micelle groups. A – Tumor volume. B – Survival curve, survival was determined when the tumor reached 1000mm³ (Adapted from Abouzeid et al, 2013)

Adapted from: Abouzeid, et. al. Anti-cancer activity of anti-GLUT1 antibody targeted polymeric micelles co-loaded with curcumin and doxorubicin (2013 - https://doi.org/10.3109/1061186x.2013.840639); Abouzeid et al, Nanotechnology-based treatment for chemotherapy-resistant breast cancer. SPIE 9166, Biosensing and Nanomedicine VII, 916606 (27 August 2014); doi: 10.1117/12.2064660. Measurements ± SD.

IMMiX BIOPHARMA

Novel Tissue-Specific Therapeutics (TSTx)™

Targeting Oncology & Immuno-Dysregulated Diseases